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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                        Date of Report: August 13, 1998
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                           PLATINUM technology, inc.
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              (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-19058                   36-3509662
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


1815 South Meyers Road, Oakbrook Terrace, Illinois                 60181
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code (630) 620-5000
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Item 5.   Other Events.

On August 13, 1998, the Company entered into an Agreement (the "Agreement") dated as of August 13, 1998 by and between the Company and MEMCO Software, Ltd., a corporation organized under the laws of Israel ("MEMCO"), a copy of which is attached hereto as Exhibit 99.2. Pursuant to the terms of the Agreement, subject to the terms and conditions thereof and upon consummation of the transaction contemplated thereby (the "Transaction"), each outstanding ordinary share of MEMCO will be exchanged for 0.836 shares of the Company's common stock, par value $.001 per share. Upon consummation of the Transaction, the corporate existence of MEMCO will continue, with MEMCO becoming a wholly-owned subsidiary of the Company. On August 13, 1998, the Company issued the press release attached hereto as Exhibit 99.1 relating to the Transaction.

The information contained in the press release and the Agreement are incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.

     (c)  Exhibits

          99.1      Press Release dated August 13, 1998.
          99.2 Agreement dated as of August 13, 1998 by and between PLATINUM technology, inc. and MEMCO Software Ltd.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PLATINUM technology, inc.


Dated:  August 19, 1998         By:/s/ Larry S. Freedman
                                ---------------------------------------------
                                    Larry S. Freedman
                                    Senior Vice President and General Counsel


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                                 EXHIBIT INDEX
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Exhibit No.              Exhibit
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99.1                Press Release dated August 13, 1998
99.2 Agreement dated as of August 13, 1998 by and between PLATINUM technology, inc. and MEMCO Software Ltd.

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